Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of First Community Bancshares, Inc. of our report dated March 3, 2006, with respect to the consolidated financial statements relative to the year ended December 31, 2005 of First Community Bancshares, Inc. and subsidiaries, included in this 2007 Annual Report (Form 10-K).
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement pertaining to the 2004 Omnibus Stock Option Plan (Form S-8, No. 333-120376) of First Community Bancshares, Inc.,

(2)	Registration Statement pertaining to the 2001 Directors Stock Option Plan (Form S-8, No. 333-75222) of First Community Bancshares, Inc.,

(3)	Registration Statement pertaining to the 1999 Stock Option Plan (Form S-8, No. 333-31338) of First Community Bancshares, Inc.,

(4)	Registration Statement pertaining to the Employee Stock Ownership and Savings Plan (Form S-8, No. 333-63865) of First Community Bancshares, Inc.,

(5)	Registration Statement pertaining to the registration of 92,094 shares of common stock (Form S-3, No. 333-148279) of First Community Bancshares, Inc.,

(6)	Registration Statement pertaining to the registration of 79,111 shares of common stock (Form S-3, No. 333-142558) of First Community Bancshares, Inc.;
of our report dated March 3, 2006, with respect to the consolidated financial statements relative to the year ended December 31, 2005, of First Community Bancshares, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

Charleston, West Virginia
March 10, 2008

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